UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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New Mountain Finance Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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YOUR VOTE IS IMPORTANT – VOTE YOUR SHARES TODAY!

Dear Fellow Shareholder:

Your vote is important to the success of our Annual Shareholders Meeting, which will be held on March 29, 2019 (the “Annual Meeting”). On behalf of NEW MOUNTAIN FINANCE CORPORATION management and the Board of Directors, I am urging you to vote your shares today. Every vote counts. If sufficient votes are not cast in advance of the Annual Meeting, it may be necessary to adjourn and reschedule, which may result in the incurrence of additional costs.

Pursuant to New York Stock Exchange (the “NYSE”) Rule 452 and the corresponding Listed Company Manual Section 402.08, discretionary voting by banks or brokers of shares held by their customers in “street name” is generally prohibited, subject to the following exceptions. If you do not give instructions to your bank or broker within ten days of the Annual Meeting, the bank or broker may vote on matters that the NYSE determines to be “routine,” but will not be permitted to vote your shares with respect to “non-routine” items. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not “routine,” then there is a “broker non-vote” on that matter. Broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting and will have the same effect as votes against a “non-routine” matter.

Per the NYSE rules and instructions, the approval of (i) an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, and (ii) the ratification of our independent registered public accounting firm for the fiscal year ended December 31, 2019, are considered “routine” matters and banks and brokers will be permitted to vote on these matters, as described above, even if they do not receive voting instructions from beneficial owners. However, the election of our directors is considered a “non-routine” matter and brokers will not be permitted to vote on this matter without instructions from beneficial owners.

As a result, we strongly encourage you to submit your voting instructions and exercise your right to vote as a shareholder.  This ensures your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank or broker about how to submit your proxy to them.

If you have any questions or need assistance in submitting your proxy to vote your shares, please dial 1-833-786-6486.

Thank you for your support.

Sincerely,

Robert A. Hamwee
Chief Executive Officer